AMENDMENT NO. 18
to the
VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT
Effective January 1, 2003

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY of NEW YORK
("CEDING COMPANY")
Purchase, New York

and

ACE TEMPEST LIFE REINSURANCE LTD.
("REINSURER")

As of December 12, 2011 and April 30, 2012, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to add new funds and record include fund name changes. To effect these changes, the following provision of this Agreement is hereby amended:

- Schedule B-2, *Subaccounts Subject to the Reinsurance Agreement,* Amendment #17, is hereby replaced by the attached Schedule B-2.

Jackson National Life Insurance Company of New York

By Lisa C. Drake

Name ____Lisa C. Drake___________

Title __SVP & Chief Actuary___________

Date ____03/12/12_______________

ACE Tempest Life Reinsurance Ltd.

By _______________

Name Alberto Antmezguine

Title SVP & Chief Actuary

Date 03/13/12

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

	Comment	Product Availability
Balanced Allocation Fund	New 4/30/2012	All
Global Small Capitalization Fund	New 5/3/2010	All
Growth Allocation Fund	New 4/30/2012	All
New World Fund	New 5/3/2010	All
nternational Fund	New 5/3/2010	All
Growth-Income Fund	New 5/3/2010	All
Blue Chip Income and Growth Fund	New 5/3/2010	All
Global Bond Fund	New 5/3/2010	All
odity Securities Fund	New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund.	All
l Allocation Fund	New 10/11/2010	All
Infrastructure Fund	New 12/12/2011	All
Global Balanced Fund	Subadvisor changed from Janus on 2/18/04. Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007.	All
Global Diversified Research Fund	Formerly JNL/Janus Global Equities Fund. Name changed from JNL/Select Global Growth Fund effective 12/3/2007	All
uity Fund	Name changed from JNL/Eagle Core Equity Fund effective 4/30/2012	All
Equity Fund		All
nents Asia ex-Japan Fund	New 3/31/2008; Name changed from JNL/PAM Asia ex-Japan Fund effective 4/30/2012	All
nents China-India Fund	New 3/31/2008; Name changed from JNL/PAM China-India Fund effective 4/30/2012	All
on Founding Strategy	New 1/16/2007	All

	Comment	Product Availability
	New 1/16/2007	All
ond Fund	New 12/12/2011	All
	New 5/1/2006	All
ap Growth Fund	New 12/3/2007 – Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010	All
	New 1/16/2007	All
l	New 5/2/05	All
	Formerly JNL/Salomon Brothers Global Bond Fund. Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007 and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007.	All
und	New 10/6/2008	All
	New 5/2/05	All
	New 1/16/2007. .Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short.	All
	New 4/6/2009	All
	New 4/6/2009	All
	New 4/6/2009	All
	New 4/6/2009	All
	Named changed from JNL/Putnam International Equity Fund effective 5/2/05 and from JNL/JPM International Equity Fund effective 12/3/2007. Effective 10/11/2010, name changed from JNL/AIM International Growth Fund.	All
	2/18/2004 merged with JNL/AIM Premier Equity II Fund . Name changed from JNL/AIM Large Cap Growth Fund effective 10/11/2010.	All
	New 5/2/05, Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund .	All
	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All

Suba

Fund Name
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Global Small Capitalization
JNL/American Funds Growth Allocation Fund
JNL/American Funds New World Fund
JNL/American Funds International Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds Blue Chip Income and Grow
JNL/American Funds Global Bond Fund
JNL/Blackrock Commodity Securities Fund
JNL/BlackRock Global Allocation Fund
JNL/Brookfield Global Infrastructure Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Capital Guardian Global Diversified Researc
JNL/DFA US Core Equity Fund
JNL/Eagle Small Cap Equity Fund
JNL/Eastspring Investments Asia ex-Japan Fund
JNL/Eastspring Investments China-India Fund
JNL/Franklin Templeton Founding Strategy

ment	Product Availability
9/28/2009	All
	All
dvisor changed from Janus on 2/18/04. Name changed from FMR Capital Growth Fund effective 5/1/2006,from FMR Mid-Cap Equity Fund effective 4/30/2007 and from FI Mid-Cap Equity Fund effective 12/3/2007. Also, the Putnam Midcap Growth Fund merged with this fund tive 12/3/2007.	All
e changed from JNL/Salomon Brothers U.S. Govt. & ity Bond Fund effective 5/1/2006, from JNL/Western U.S. . & Quality Bond Fund effective 1/16/2007, and from Western Asset U.S. Govt. & Quality Bond Fund effective 2007.	All
5/1/2006	All
e changed from JNL/Lazard Mid Cap Value Fund effective 2008	All
10/6/2008	All
10/6/2008	All
4/30/2007	All
dvisor changed from Curian effective 2/18/04. Effective 006, the JNY version was merged into the JNL version.	All
	All
dvisor changed from Curian effective 2/18/04	All
dvisor changed from Curian effective 2/18/04	All
4/30/2012	All
12/12/2011	All

Fund Name	Comme
JNL/Franklin Templeton Global Growth	New 1/1
JNL/Franklin Templeton Global Multi-sector Bond Fund	New 12/
JNL/Franklin Templeton Income Fund	New 5/1
JNL/Franklin Templeton International Small Cap Growth Fund	New 12/ Internati
JNL/Franklin Templeton Mutual Shares	New 1/1
JNL/Franklin Templeton Small Cap Value Fund	New 5/2
JNL/ Goldman Sachs Core Plus Bond Fund	Formerl changed effective effective Fund eff
JNL/Goldman Sachs Emerging Markets Debt Fund	New 10/
JNL/Goldman Sachs Mid Cap Value Fund	New 5/2
JNL/Goldman Sachs U.S. Equity Flex	New 1/1 JNL/Cre
JNL Institutional Alt 20 Fund	New 4/6
JNL Institutional Alt 35 Fund	New 4/6
JNL Institutional Alt 50 Fund	New 4/6
JNL Institutional Alt 65 Fund	New 4/6
JNL/Invesco International Growth Fund	Named effective effective JNL/AII
JNL/Invesco Large Cap Growth Fund	2/18/20 Name cl effective
JNL/Invesco Global Real Estate Fund	New 5/2 effective JNL/AII
JNL/Invesco Small Cap Growth Fund	Name cl effective

Fund Name	Comment
JNL/Ivy Asset Strategy	New 9/28/2009
JNL/JPMorgan International Value Fund	
JNL/JPMorgan Mid Cap Growth Fund	Subadvisor changed from Janus c JNL/FMR Capital Growth Fund JNL/FMR Mid-Cap Equity Fund JNL/FI Mid-Cap Equity Fund eff JNL/Putnam Midcap Growth Fu effective 12/3/2007.
JNL/ JPMorgan U.S. Government & Quality Bond Fund	Name changed from JNL/Salomo Quality Bond Fund effective 5/1/ Govt. & Quality Bond Fund effe JNL/Western Asset U.S. Govt. & 4/30/2007.
JNL/Lazard Emerging Markets Fund	New 5/1/2006
JNL/Lazard Mid Cap Equity Fund	Name changed from JNL/Lazard 3/31/2008
JNL/M&G Global Basics Fund	New 10/6/2008
JNL/M&G Global Leaders Fund	New 10/6/2008
JNL/ Mellon Capital Management 10 x 10 Fund	New 4/30/2007
JNL/ Mellon Capital Management 25 Fund	Subadvisor changed from Curian 5/1/2006, the JNY version was m
JNL/Mellon Capital Management Bond Index Fund	
JNL/ Mellon Capital Management Communications Sector Fund	Subadvisor changed from Curian
JNL/ Mellon Capital Management Consumer Brands Sector Fund	Subadvisor changed from Curian
JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund	New 4/30/2012
JNL/Mellon Capital Management Emerging Markets Index Fund	New 12/12/2011

Fund Name	Comment	Product Availability
JNL/ Mellon Capital Management Oil & Gas Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/05	All
JNL/Mellon Capital Management European 30 Fund	New 10/6/2008	All
JNL/ Mellon Capital Management Financial Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management International Index Fund		All
JNL/Mellon Capital Management Index 5 Fund	New 4/30/2007	All
JNL/ Mellon Capital Management JNL 5 Fund	Effective 10/4/04. On 4/30/2007 the JNL/ Mellon Capital Management Dow^{sm} 10 Fund, the JNL/ Mellon Capital Management S&P® 10 Fund, and the JNL/ Mellon Capital Management Global 15 Fund were merged with this fund.	All
JNL/Mellon Capital Management JNL Optimized 5 Fund	New 5/1/2006	All
JNL/ Mellon Capital Management Healthcare Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital Management NYSE® International 25 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Management S&P ® SMid 60 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management S&P ® 24 Fund	New 5/1/2006	All
JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03	All
JNL/Mellon Capital Management S&P 500 Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund; Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund.	All
JNL/ Mellon Capital Management Select Small-Cap Fund	Subadvisor changed from Curian effective 2/18/04. Effective 5/1/2006, the JNY version was merged into the JNL version.	All

Fund Name	Comment	Product Availability
JNL/Mellon Capital Management Small Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund.	All
JNL/ Mellon Capital Management Technology Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management Dow SM Dividend	New 1/17/2006	All
JNL/ Mellon Capital Management VIP Fund	New 10/4/2004	All
JNL/Mellon Capital Mgmt Nasdaq® 25 Fund	New 10/4/2004. Name changed from JNL/Mellon Capital Management Nasdaq® 15 Fund effective 12/3/2007.	All
JNL/Mellon Capital Mgmt Value Line ® 30 Fund	Effective 10/4/2004. Name changed from JNL/Mellon Capital Management Value Line ® 25 Fund effective 12/3/2007.	All
JNL/Mellon Capital Management Global Alpha Fund	New 9/28/2009	All
JNL/Morgan Stanley Mid Cap Growth Fund	New 4/30/2012	All
JNL/Neuberger Berman Strategic Income Fund	New 4/30/2012	All
JNL/Oppenheimer Global Growth Fund		All
JNL/PIMCO Real Return	New 1/16/2007	All
JNL/PIMCO Total Return Bond Fund		All
JNL/PPM America Floating Rate Income Fund	New 5/2/2011	All
JNL/ PPM America High Yield Bond Fund	Effective 10/4/04. JNL/PPM America High Yield Bond Fund was merged into this on 10/4/04. Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from JNL/Western Asset High Yield Bond Fund effective 4/30/2007.	All
JNL/PPM America Mid-Cap Value Fund	New 3/31/2008	All
JNL/PPM America Small Cap Value Fund	New 3/31/2008	All
JNL/PPM America Value Equity	Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007	All
JNL/Red Rocks Listed Private Equity Fund	New 10/6/2008	All
JNL/S&P 4 Fund	New 12/3/2007	All
JNL/S&P Competitive Advantage Fund	New 12/3/2007	All

Fund Name	Comment	Product Availability
JNL Disciplined Growth	New 1/16/2007 – Name changed from JNL/S&P Disciplined Growth effective 8/29/2011	All
JNL Disciplined Moderate	New 1/16/2007 – Name changed from JNL/S&P Disciplined Moderate effective 8/29/2011	All
JNL Disciplined Moderate Growth	New 1/16/2007 – Name changed from JNL/S&P Disciplined Moderate Growth effective 8/29/2011	All
JNL/S&P Dividend Income & Growth Fund	New 12/3/2007	All
JNL/S&P Intrinsic Value Fund	New 12/3/2007	All
JNL/S&P Managed Aggressive Growth Fund	Prior to 10/4/04 named JNL/S&P Aggressive Growth Fund I. On 10/4/04 merged with JNL/S&P Equity Growth Fund I, JNL/S&P Equity Aggressive Growth Fund I, JNL/S&P Very Aggressive Growth Fund I, JNL/S&P Core Index 50 Fund, and JNL/S&P Core Index 75 Fund	All
JNL/S&P Managed Conservative Fund	New 10/4/04	All
JNL/S&P Managed Growth Fund	Prior to 10/4/04 named JNL/S&P Moderate Growth Fund I. On 10/4/04 merged with JNL/S&P Core Index 100 Fund; Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund was merged into this fund.	All
JNL/S&P Managed Moderate Fund	New 10/4/04 – Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund.	All
JNL/S&P Managed Moderate Growth Fund	Prior to 10/4/04 named JNL/S&P Conservative Growth Fund I – Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund.	All
JNL/S&P Total Yield Fund	New 12/3/2007	All
JNL/T. Rowe Price Established Growth Fund	JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Short Term Bond Fund	New 5/1/2006 – Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All

Fund Name	Comment	Product Availability
JNL/UBS Large Cap Select Growth Fund	Formerly JNL/Janus Aggressive Growth Fund. Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007. Name changed from JNL/Capital Guardian U.S. Growth Equity Fund effective 4/30/2012	All
JNL/WMC Balanced	Name changed from JNL/Select Balanced effective 5/2/2011	All
JNL/WMC Money Market	Name changed from JNL/Select Money Market effective 5/2/2011	All
JNL/WMC Value	Name changed from JNL/Select Value effective 5/2/2011	All
JNL General Account		
Guaranteed Five Year Fixed		All but Focus
Guaranteed One Year Fixed		All
Guaranteed Seven Year Fixed		All but Focus
Guaranteed Three Year Fixed		All but Focus
S&P 500 Composite Stock Price Index – 9 Year Period	Only available prior to 10/4/04	Perspective II